Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
Evergy Announces 2021 Results, Declares Quarterly Dividend, and Reaffirms 2022 Guidance

•2021 GAAP EPS of $3.83, compared to $2.72 in 2020
•2021 Adjusted EPS (Non-GAAP) of $3.54, compared to $3.10 in 2020
•Declares quarterly dividend of $0.5725 per share
•Reaffirms 2022 EPS guidance of $3.43 to $3.63
•Updates five-year $10.7B capital plan through 2026

KANSAS CITY, MO., February 25, 2022 – Evergy, Inc. (NYSE: EVRG) today announced full year GAAP 2021 earnings of $880 million, or $3.83 per share, compared to earnings of $618 million, or $2.72 per share, for the full year 2020. Fourth quarter 2021 GAAP earnings were $53 million, or $0.23 per share, compared to earnings $51 million, or $0.22 per share, for the fourth quarter of 2020.

Evergy’s 2021 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $813 million and $3.54, respectively, compared to $706 million and $3.10 in 2020, resulting in a 14% year-over-year increase and a 7% increase over the $3.30 mid-point of the Company’s original 2021 adjusted EPS guidance range.

Fourth quarter adjusted earnings (non-GAAP) were $37 million, or $0.16 per share, compared to $64 million and $0.28 per share in the fourth quarter of 2020. Fourth quarter earnings per share were lower driven by unfavorable weather, higher operational costs due primarily to timing and phasing, and income tax related items, partially offset by favorable weather-normalized demand. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

For the year, adjusted earnings (non-GAAP) per share were driven higher primarily by favorable weather for most of the year, higher weather normalized demand, increased transmission revenue, higher AFUDC and investment earnings, and lower income tax expense.

“Our continued focus on execution allowed us to meet or exceed our 2021 objectives centered around affordability, reliability and sustainability.” said David Campbell, Evergy president and chief executive officer. “We look forward to continuing this positive momentum in 2022 by setting ambitious goals that focus on delivering near-term and long-term benefits for customers and stakeholders.”

Earnings Guidance

The Company reaffirmed its 2022 EPS guidance range of $3.43 to $3.63, as well as its long-term adjusted EPS annual growth target of 6% to 8% through 2025 from the $3.30 midpoint of the original 2021 adjusted EPS guidance range.

Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.5725 per share
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payable on March 21, 2022. The dividends are payable to shareholders of record as of March 7, 2022.

Capital Investment Plan

The Company updated its five-year capital investment plan to $10.7 billion from 2022 through 2026. The investment plan is highlighted by over $6 billion of transmission and distribution spend to modernize grid infrastructure and improve resiliency and reliability, as well as $2 billion of new renewables to advance the company’s on-going fleet transition and increase the share of low-cost, emissions-free generation.

Earnings Conference Call

Evergy management will host a conference call Friday, February 25, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 1493057. A webcast of the live conference call will be available at http://investors.evergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed fourth-quarter and full-year financial information, the Company’s annual report on Form 10-K for the period ended December 31, 2021, and other filings the Company has made with the Securities and Exchange Commission are available on the Company's website at http://investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude the income and costs resulting from non-regulated energy marketing margins related to a February 2021 winter weather event, and gains or losses related to equity investments subject to a restriction on sale that can create period to period volatility, as well as, costs resulting from executive transition, severance, advisor expenses, COVID-19 vaccine incentives and the revaluation of deferred tax assets and liabilities from a change in Kansas corporate income tax rates. This information is intended to enhance an investor's overall understanding of results. Management believes that adjusted earnings (non-GAAP) provide a meaningful basis for evaluating Evergy's operations across periods because it excludes certain items that management does not believe are indicative of Evergy's ongoing performance. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information provided elsewhere in this report.

The following tables provide a reconciliation between net income attributable to Evergy, Inc. and diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP).
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Evergy, Inc
Consolidated Earnings and Diluted Earnings Per Share
(Unaudited)
	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended December 31	2021		2020
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$53.4	$0.23	$51.0	$0.22
Non-GAAP reconciling items:
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	2.0	0.01	—	—
Executive transition costs, pre-tax(c)	0.2	—	—	—
Severance costs, pre-tax(d)	—	—	11.0	0.05
Advisor expenses, pre-tax(e)	3.2	0.01	6.2	0.03
COVID-19 vaccine incentive, pre-tax(f)	1.2	0.01	—	—
Restricted equity investment gains, pre-tax(g)	(27.7)	(0.12)	—	—
Income tax expense (benefit)(h)	4.5	0.02	(4.4)	(0.02)
Adjusted earnings (non-GAAP)	$37.3	$0.16	$63.8	$0.28
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	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year Ended December 31	2021		2020
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$879.7	$3.83	$618.3	$2.72
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	(94.5)	(0.41)	—	—
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	7.9	0.03	—	—
Executive transition costs, pre-tax(c)	10.8	0.05	—	—
Severance costs, pre-tax(d)	2.8	0.01	66.3	0.29
Advisor expenses, pre-tax(e)	11.6	0.05	32.3	0.14
COVID-19 vaccine incentive, pre-tax(f)	1.2	0.01	—	—
Restricted equity investment gains, pre-tax(g)	(27.7)	(0.12)	—	—
Income tax expense (benefit)(h)	20.8	0.09	(25.2)	(0.11)
Kansas corporate income tax change(i)	—	—	13.8	0.06
Adjusted earnings (non-GAAP)	$812.6	$3.54	$705.5	$3.10

(a) Reflects non-regulated energy marketing margins related to the February 2021 winter weather event and are included in operating revenues on the consolidated statements of comprehensive income.
(b) Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c) Reflects costs associated with executive transition including inducement bonuses, severance agreements and other transition expenses of which $10.5 million is included in operating and maintenance expense and $0.3 million is included in other expense in 2021 on the consolidated statements of comprehensive income.
(d) Reflects severance costs incurred associated with certain voluntary severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(e) Reflects advisor expenses incurred associated with strategic planning and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(f) Reflects incentive compensation costs incurred associated with employees becoming fully vaccinated against COVID-19 and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(g) Reflects gains related to equity investments which are subject to a restriction on sale and are included in investment earnings on the consolidated statements of comprehensive income.
(h) Reflects an income tax effect calculated at a statutory rate of approximately 22% in 2021 and 26% in 2020, with the exception of certain non-deductible items.
(i) Reflects the revaluation of Evergy Kansas Central's, Evergy Metro's and Evergy Missouri West's deferred income tax assets and liabilities from the Kansas corporate income tax rate change and are included in income tax expense on the consolidated statements of comprehensive income.
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GAAP to Non-GAAP Earnings Guidance

	Original 2021 Earnings per Diluted Share Guidance	2022 Earnings per Diluted Share Guidance
Net income attributable to Evergy, Inc.	$3.14 - $3.34	$3.43 - $3.63
Non-GAAP reconciling items:
Advisor expense, pre-tax(a)	0.05	—
Executive transition cost, pre-tax(b)	0.03	—
Income tax benefit(c)	(0.02)	—
Adjusted earnings (non-GAAP)	$3.20 - $3.40	$3.43 - $3.63
(a) Reflects our advisor expense incurred associated with strategic planning.
(b) Reflects costs associated with certain executive transition costs at the Evergy Companies.
(c) Reflects an income tax effect calculated at a statutory rate of approximately 26% with the exception of certain non-deductible items.

About Evergy

Evergy, Inc. (NYSE: EVRG), serves 1.6 million customers in Kansas and Missouri. Evergy’s mission is to empower a better future. Our focus remains on producing, transmitting and delivering reliable, affordable, and sustainable energy for the benefit of our stakeholders. Today, about half of Evergy’s power comes from carbon-free sources, creating more reliable energy with less impact to the environment. We value innovation and adaptability to give our customers better ways to manage their energy use, to create a safe, diverse and inclusive workplace for our employees, and to add value for our investors. Headquartered in Kansas City, our employees are active members of the communities we serve.

For more information about Evergy, visit us at http://investors.evergy.com.

Forward Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy's strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules,
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principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate (LIBOR) benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in our other filings with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are discussed in the Annual Report on Form 10-K for the year ended December 31, 2021 filed by the Evergy Companies with the SEC, and from time to time in current reports on Form 8-K and quarterly reports on Form 10-Q filed by the Evergy Companies with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergy.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-508-2410 Gina.Penzig@evergy.com Media line: 888-613-0003

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